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                                                              EXHIBIT (h)(8)(c)

                    AMENDMENT NO. 1 TO AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT

   This AMENDMENT NO. 1 effective as of August 1, 2014 amends the AMENDED AND RESTATED PARTICIPATION AGREEMENT dated April 27, 2012 ("Agreement"), by and among AMERICAN GENERAL LIFE INSURANCE COMPANY (hereinafter the "Company"), a Texas life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the "Fund"). All capitalized terms not otherwise defined in this Amendment shall have the same as ascribed in the Agreement.

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

    1. Schedule A of this Agreement shall be deleted in its entirety and replaced with the attached Schedule A.

    2. All other terms of the Agreement shall remain in full force and effect.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

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   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each Accounts named in Schedule A hereto, as amended from time to time.

                                      ATTEST:
By:________________________________   By:________________________________
Name:______________________________   Name:______________________________
Title:_____________________________   Title:_____________________________

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV, and
VARIABLE INSURANCE PRODUCTS FUND V

By:________________________________
Name:______________________________
Title:_____________________________

FIDELITY DISTRIBUTORS CORPORATION

By:________________________________
Name:______________________________
Title:_____________________________
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                                  Schedule A
                  Separate Accounts and Associated Contracts

Name of Separate Account and             Policy Form Numbers of Contracts
Date Established by Board of Directors   Funded By Separate Account
--------------------------------------   --------------------------
Separate Account D                       91010 - Variety Plus VA
(November 13, 1973)                      91011 - Variety Plus VA
                                         93020 - Variety Plus VA
                                         93021 - Variety Plus VA
                                         98020 - Platinum Investor VA
                                         03017 - Platinum Investor Immediate VA

Separate Account VL-R                    99301 - Corporate America VUL
(May 6, 1997)                            97600 - Platinum Investor I VUL
                                         97610 - Platinum Investor II VUL
                                         00600 - Platinum Investor III VUL
                                         99206 - Platinum Investor Survivor VUL
                                         01206 - Platinum Investor Survivor II VUL
                                         02600 - Platinum Investor PLUS VUL
                                         03601 - Platinum Investor FlexDirector VUL
                                         04604 - Platinum Investor IV VUL
                                         99301 - AG Corporate Investor VUL
                                         07704 - AG Income Advantage VUL
                                         99616 - AG Legacy Plus VUL
                                         08301 - Corporate Investor Select VUL
                                         08704 - Income Advantage Select VUL
                                         05604 - Platinum Investor VIP (2007) VUL
                                         05604 - Platinum Investor VIP (Original) VUL
                                         07921 - Protection Advantage Select VUL
                                         08921 - Survivor Advantage VUL
                                         ____ - AG Platinum Choice VUL

Separate Account VL-U LIS                98075 - Signature II PPVUL
(October 19, 1998)                       98070 - Signature II PPVUL
Separate Account VUL-2                   T1735 - EquiBuilder II VUL
(April 9, 1991)                          T1735 - EquiBuilder III VUL

Separate Account VA-1                    T1575 - The Chairman VA
(May 22, 1996)                           T1575Z - The Chairman VA

Separate Account VUL                     T1735A - EquiBuilder VUL
(July 22, 1987)
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